UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2019

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Westwater Resources, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on April 18, 2019. At the Annual Meeting, the Company’s stockholders approved an amendment to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan (as amended, the “2013 OIP”). The amendment to the 2013 OIP became effective upon stockholder approval and, among other changes, increased by 3,300,000 the number of shares available under the 2013 OIP, as described under Proposal 2 of the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on February 25, 2019, which description is incorporated herein by reference.

The foregoing description of the amended 2013 OIP is qualified in its entirety by reference to the text of the amended 2013 OIP, which is set forth in Appendix C to the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on February 25, 2019.

Item 5.07Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting of Stockholders on April 18, 2019. The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 50,284,851, representing approximately 67.6% of the 74,399,722 shares issued and outstanding and entitled to vote at the Annual Meeting and constituting a quorum.  The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set out below.

Proposal 1.Approval of Reverse Stock Split

By the vote reflected below, the stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio of not less than 1-for-5 and not more than 1-for-50, such ratio to be determined in the discretion of the Board of Directors at any time on or before August 30, 2019:

For	Against	Abstain	Broker Non-Votes
37,412,569	12,647,391	224,891	0

Proposal 2.Approval of an Amendment to the 2013 Omnibus Incentive Plan

The stockholders approved an amendment to the 2013 OIP to increase the authorized number of shares of common stock available and reserved for issuance under such plan by 3,300,000 shares, and to modify certain issuance limitations thereunder. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
16,373,020	10,150,968	519,000	23,241,863

Proposal 3.Election of Directors

The stockholders elected all five nominees at the Annual Meeting to serve as directors until the Company’s Annual Meeting of Stockholders in 2020.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Terence J. Cryan	19,587,630	7,455,358	23,241,863
Christopher M. Jones	18,934,789	8,108,199	23,241,863
Karli S. Anderson	20,280,486	6,762,502	23,241,863
Marvin K. Kaiser	19,484,498	7,558,490	23,241,863
Tracy D. Pagliara	19,499,897	7,543,091	23,241,863

Proposal 4.Advisory Approval of the Compensation of the Named Executive Officers

The stockholders voted on advisory approval of the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
10,624,664	12,145,895	4,272,429	23,241,863

Proposal 5.Ratification of the Appointment of the Independent Registered Public Accountants

The stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
43,661,278	1,947,235	4,676,338	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2019

WESTWATER RESOURCES, INC.

By:         /s/ Jeffrey L. Vigil

Name:Jeffrey L. Vigil

Title:Vice President–Finance and Chief Financial Officer